Exhibit (i)
                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054




                                                April 23, 2003

Eaton Vance Special Investment Trust
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     Eaton Vance Special Investment Trust (the "Trust") is a voluntary association (commonly referred to as a "business trust") established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated March 27, 1989, as amended (the "Declaration of Trust").

     I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered by Form N-1A are identified on Appendix A hereto.

     Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

     1. The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

     2. Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

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Special Investment Trust
April 23, 2003
Page 2


     I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 67 to the Trust's Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

                                                Very truly yours,


                                                /s/ Maureen A. Gemma
                                                Maureen A. Gemma, Esq.
                                                Vice President

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                                                                      Appendix A

                 Established and Designated Series* of the Trust

        Eaton Vance Balanced Fund
        Eaton Vance Emerging Markets Fund
        Eaton Vance Greater India Fund
        Eaton Vance Institutional Short Term Income Fund
        Eaton Vance Institutional Short Term Treasury Fund
        Eaton Vance Large-Cap Core Fund
        Eaton Vance Large-Cap Value Fund
        Eaton Vance Small-Cap Growth Fund
        Eaton Vance Small-Cap Value Fund
        Eaton Vance Special Equities Fund
        Eaton Vance Utilities Fund

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* Each  Series is  authorized  to issue  Class A,  Class B,  Class C and Class I shares, with the exception of Eaton Vance Small-Cap Value Fund and Eaton Vance Large-Cap Core Fund which are authorized to issue Class A, Class B, Class C, Class D and Class I shares and with the exception of Eaton Vance Institutional Short Term Income Fund and Eaton Vance Institutional Short Term Treasury Fund which are not authorized to issue separate classes.